Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45082) of Energy East Corporation of our report dated June 23, 2006 relating to the financial statements of the Connecticut Natural Gas Corporation Employee Savings Plan, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 29, 2006